EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Belvedere Trust Mortgage Corporation

San Francisco, California

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated May 3, 2005, relating to the consolidated financial statements of Belvedere Trust Mortgage Corporation, which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/    BDO SEIDMAN, LLP

BDO Seidman, LLP

Los Angeles, California

August 9, 2005